UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2012

Forest City Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio	44113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	216-621-6060

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 18, 2012, Forest City Enterprises, Inc. (the “Company”) issued a press release announcing that the Company gave notice of its intention to redeem a portion of its outstanding 7.625% Senior Notes due 2015 (the “Notes”) in an aggregate principal amount to be redeemed of $125,000,000 (the “Partial Redemption”). The Partial Redemption is in accordance with the terms of the Indenture, dated as of May 19, 2003, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as successor trustee. The redemption date for the Notes is August 20, 2012. Under the terms of the Notes, the redemption price will be 100% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest on such Notes up to, but not including, the redemption date. Following the Partial Redemption, $53,253,000 aggregate principal amount of the Notes will remain outstanding.

A copy of the press release is “furnished” as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1 -	Press release dated July 18, 2012, announcing the notice of redemption.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

By: /s/ ROBERT G. O’BRIEN
Name:	Robert G. O’Brien
Title:	Executive Vice President, Chief Financial Officer

Date: July 18, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1 -	Press release dated July 18, 2012, announcing the notice of redemption.